Exhibit 99.1

Kalera Public Limited Company announces its share structure following the business combination with Agrico Acquisition Corp.
Orlando, Florida, 29 June 2022 – Kalera Public Limited Company ( “Kalera”) and Agrico Acquisition Corp. (“Agrico”) today announced the completion of their previously announced business combination. The combined company will retain the Kalera name and will commence trading ordinary shares (“Kalera Shares”) and warrants (“Kalera Warrants”) on Nasdaq under the new ticker symbols “KAL” and “KALWW”, respectively, on Wednesday, June 29, 2022. The business combination was approved at a special meeting of the shareholders of Kalera S.A. on June 28, 2022.
Update on Share Structure
Pursuant to the Sponsor Support Agreement entered into on January 30, 2022, upon the consummation of the business combination approximately 1.8 million shares (50%) of Agrico Class B common stock were first converted into Agrico Class A common stock on a one-for-one basis, then into Kalera Shares on a one-for-one basis.  The remaining 50% of the Agrico Class B common stock was forfeited to Agrico.
In connection with the closing of the transaction, Agrico received elections to redeem approximately 14.3 million of its outstanding ordinary shares.
As a consequence, Kalera S.A. shareholders now own an aggregate of approximately 19.1 million Kalera Shares and Agrico shareholders own an aggregate of approximately 2.2 million Kalera Shares, representing approximately 90% and 10% of the issued and outstanding common stock of the combined company respectively.
Update on Warrant Structure
Upon the consummation of the business combination, an aggregate of 14,437,500 Agrico warrants were converted into an equivalent amount of Kalera Warrants, each exercisable for a single Kalera Share at $11.50 per share.
Additionally, Kalera S.A. shareholders received an aggregate of 105,719,212 contractual Contingent Value Rights (“CVRs”) and, upon the achievement of certain milestones during the two-year period following the closing of the business combination, each CVR will entitle them to receive up to two payments in the form of additional Kalera Shares. Each such payment will consist of shares representing the relevant shareholder’s pro rata portion of 5% of the fully diluted equity of Kalera as of the date of completion of the transaction.
About Kalera
Kalera is a vertical farming company headquartered in Orlando, Florida. Kalera uses technology to ensure that more people around the world have access to the freshest, most nutritious, and cleanest products available. It has spent several years optimizing plant nutrient formulas and developing an advanced automation and data acquisition system with Internet of Things, cloud, big data analytics and artificial intelligence capabilities. Kalera currently operates farms in the US (in Orlando, Florida; Atlanta, Georgia; Houston, Texas and Denver, Colorado), as well as in Kuwait. Additional farms are under development. More information is available at www.kalera.com.

Forward-Looking Statements
This communication includes certain statements that are not historical facts but are forward-looking statements for purposes of the safe harbor provisions under the applicable securities laws. Forward-looking statements generally are accompanied by words such as "believe," "may," "will," "estimate," "continue," "anticipate," "intend," "expect," "should," "would," "plan," "predict," "potential," "seem," "seek," "future," "outlook," and similar expressions that predict or indicate future events or trends or that are not statements of historical matters.
These forward-looking statements include, but are not limited to, statements regarding the terms and conditions of the proposed business combination and related transactions disclosed herein, the timing of the consummation of such transactions, assumptions regarding shareholder redemptions and the anticipated benefits and financial position of the parties resulting therefrom. These statements are based on various assumptions and/or on the current expectations of Agrico or Kalera's management. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as and must not be relied on by any investor or other person as, a guarantee, an assurance, a prediction or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and will differ from assumptions. Many actual events and circumstances are beyond the control of Agrico and/or Kalera. These forward-looking statements are subject to a number of risks and uncertainties, including but not limited to general economic, financial, legal, political and business conditions and changes in domestic and foreign markets; the amount of redemption requests made by Agrico's public shareholders; changes in the assumptions underlying Kalera's expectations regarding its future business; the effects of competition on Kalera's future business; and the outcome of judicial proceedings to which Kalera is, or may become a party.
If the risks materialize or assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. There may be additional risks that Kalera and Agrico presently do not know or currently believe are immaterial that could also cause actual results to differ materially from those contained in the forward-looking statements. In addition, forward-looking statements reflect expectations, assumptions, plans or forecasts of future events and views as of the date of this communication. Kalera and Agrico anticipate that subsequent events and developments will cause these assessments to change. However, while Kalera and/or Agrico may elect to update these forward-looking statements at some point in the future, each of Kalera and Agrico specifically disclaims any obligation to do so, except as required by applicable law. These forward-looking statements should not be relied upon as representing Kalera's or Agrico' (or their respective affiliates') assessments as of any date subsequent to the date of this written communication. Accordingly, undue reliance should not be placed upon the forward-looking statements.
Media Contact:
Kate Komarzec
kkomarzec@lambert.com
(616) 916-4092

Investor Relations Contact:
Aparna Mehra
Eric Birge
ir@kalera.com
(313) 309-9500

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